Exhibit 99.1

Instructure Announces Fourth Quarter and Fiscal Year 2022 Financial Results

Fourth Quarter GAAP Revenue of $124.7 Million Grows 12.8% year over year

Fiscal Year 2022 GAAP Revenue of $475.2 Million Grows 17.2% year over year

Fiscal Year 2022 Net Loss of $34.2 Million and Adjusted EBITDA* of $179.6 Million

Salt Lake City, UT (February 13, 2023)—Instructure Holdings, Inc. (Instructure) (NYSE: INST), the makers of the Canvas Learning Management System, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

“Our strong fourth quarter revenue reflects the increasingly central role we play in supporting educators, students, parents, and leaders as they navigate unprecedented challenges," said Steve Daly, Instructure CEO. " As we move into 2023, we are committed to further expanding our impact on the educational landscape, solving more of the unique challenges educators face while continuing to deliver balanced growth and profitability.”

Fourth Quarter Financial Highlights:

●
GAAP Revenue of $124.7 million, an increase of 12.8% year over year
●
Allocated Combined Receipts*, or ACR, of $124.7 million, an increase of 11.9% year over year
●
Operating loss of $3.8 million, or negative 3.0% of revenue, and Non-GAAP operating income* of $46.5 million, or 37.3% of ACR*
●
GAAP net loss of $5.7 million, or negative 4.6% of revenue, and Adjusted EBITDA* of $48.6 million, or 39.0% of ACR*
●
Cash flow from operations of $17.0 million and Adjusted Unlevered Free Cash Flow* of $29.3 million

Full Year 2022 Financial Highlights:

●
GAAP Revenue of $475.2 million, an increase of 17.2% year over year
●
Allocated Combined Receipts*, or ACR, of $476.1 million, an increase of 14.8% year over year
●
Operating loss of $16.5 million, or negative 3.5% of revenue, and Non-GAAP operating income* of $173.9 million, or 36.5% of ACR*
●
GAAP net loss of $34.2 million, or negative 7.2% of revenue, and Adjusted EBITDA* of $179.6 million, or 37.7% of ACR*
●
Cash flow from operations of $140.3 million and Adjusted Unlevered Free Cash Flow* of $173.5 million

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release.

Business and Operating Highlights:

●
In December, we acquired LearnPlatform, the leading provider of technology that enables educators and their institutions to research, select and evaluate digital learning solutions.

●
The University of Louisiana System selected Canvas and Impact due to improved functionality, consistency of user experience, alignment with the other state university systems, and 24/7 technical support for end users.

●
The Charles County Public School District selected Canvas due to the power of its instructional materials, integrations and other 3rd party tools, superior scale and reliability, and best-in-class service.

●
The University of Santo Tomas in the Philippines selected Canvas LMS and Canvas Studio due to ease of use, role-specific mobile experiences, broad support for outcomes, and the breadth of integratable third party tools.

●
The City and Guilds of London Institute chose Instructure as its institutional learning technology partner for the future growth of their organization with an initial plan to deploy Canvas and plans to evaluate Credentials.

●
Chris Ball was named Instructure’s new President and Chief Operating Officer and will oversee the go-to-market strategy and customer lifecycle, including marketing, revenue operations, sales and customer experience.

Business Outlook

Based on information as of today, February 13, 2023, the Company is issuing the following financial guidance.

First Quarter Fiscal 2023:

●
Revenue is expected to be in the range of $126.5 million to $127.5 million
●
Non-GAAP operating income* is expected to be in the range of $45.9 million to $46.9 million
●
Adjusted EBITDA* is expected to be in the range of $47.0 million to $48.0 million
●
Non-GAAP net income* is expected to be in the range of $25.7 million to $26.7 million

Full Year 2023:

●
Revenue is expected to be in the range of $519.4 million to $523.4 million
●
Non-GAAP operating income* is expected to be in the range of $193.4 million to $197.4 million
●
Adjusted EBITDA* is expected to be in the range of $198.0 million to $202.0 million
●
Non-GAAP net income* is expected to be in the range of $109.2 million to $113.2 million
●
Adjusted Unlevered Free Cash Flow* is expected to be in the range of $200.0 million to $204.0 million

*Non-GAAP operating income, Adjusted EBITDA, non-GAAP net income and Adjusted Unlevered Free Cash Flow are non-GAAP measures. Instructure is unable to provide guidance, or a reconciliation, for operating loss and net loss, the most closely comparable GAAP measures with respect to non-GAAP operating income, Adjusted EBITDA and non-GAAP net income, and net cash provided by operating activities, the most closely comparable measure with respect to Adjusted Unlevered Free Cash Flow, because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Effective January 1, 2022, Instructure adopted ASU No. 2021-08, Business Combinations (Topic 805), which requires that an entity (acquirer) recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Revenue from Contracts with Customers (Topic 606). As a result, Instructure will no longer present guidance for ACR because GAAP revenue and ACR will now converge.

Conference Call Information

Instructure’s management team will hold a conference call to discuss our fourth quarter and fiscal year ended December 31, 2022 results today, February 13, 2023 at 5:00 p.m. ET. The conference call can be accessed by dialing (888) 330-2384 from the United States and Canada or (240) 789-2701 internationally with conference ID 1348899. A live webcast and replay of the conference call can be accessed from the investor relations page of Instructure’s website at ir.instructure.com. An archived replay of the webcast will be available following the conclusion of the call.

About Instructure

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports tens of millions of educators and learners around the world. Learn more at www.instructure.com.

Non-GAAP Financial Measures

Instructure has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition to Instructure’s results determined in accordance with GAAP, Instructure believes the following non-GAAP measures are useful in evaluating its operating performance and liquidity. Instructure believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

A reconciliation of Instructure’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

ACR. We define ACR as the combined receipts of our Company and companies that we have acquired allocated to the period of service delivery. We calculate ACR as the sum of (i) revenue and (ii) the impact of fair value adjustments to acquired unearned revenue related to Thoma Bravo’s acquisition of Instructure (the “Take-Private Transaction”) and the Certica Holdings, LLC (“Certica”), Eesysoft Software International B.V. (which was rebranded to “Impact by Instructure” or “Impact” subsequent to acquisition), and Kimono LLC (which was rebranded to “Elevate Data Sync” subsequent to acquisition) acquisitions where we do not believe such adjustments are reflective of our ongoing operations. Management uses this measure to evaluate the organic growth of the business period over the period, as if the Company had operated as a single entity and excluding the impact of acquisitions or adjustments due to purchase accounting.

Non-GAAP Operating Income. We define non-GAAP operating income as loss from operations excluding the impact of stock-based compensation, transaction costs, sponsor costs, impairment charges, other non-recurring costs, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions that we do not believe are reflective of our ongoing operations. We believe non-GAAP operating income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Net Income. We define non-GAAP net income as net loss excluding the impact of stock-based compensation, amortization of acquisition-related intangibles, the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions, transaction costs, sponsor costs, impairment charges, other non-recurring costs, and effects of foreign currency transaction (gains) and losses that we do not believe are reflective of our ongoing operations. The tax effects of the adjustments are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction. We believe Non-GAAP net income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Basic non-GAAP net income per common share attributable to common stockholders is computed by dividing non-GAAP net income attributable to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted non-GAAP net income per common share attributable to common stockholders is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period.

Adjusted EBITDA; Adjusted EBITDA Margin. EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization. We further adjust EBITDA to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, sponsor costs, impairment charges , other non-recurring costs, effects of foreign currency transaction (gains) and losses, amortization of acquisition-related intangibles, and the impact of fair value adjustments to acquired unearned revenue relating to the Take-Private Transaction and the Certica, Impact, and Elevate Data Sync acquisitions. Although we exclude the amortization of acquisition-related intangibles from this non-GAAP measure, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by ACR.

Free Cash Flow, Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment and intangible assets, net of proceeds from disposals of property and equipment. We define unlevered free cash flow as free cash flow adjusted for cash paid for interest on outstanding debt and cash settled stock-based compensation. We define adjusted unlevered free cash flow as unlevered free cash flow adjusted for transaction costs, sponsor costs, impaired leases, and other non-recurring costs paid in cash. We believe free cash flow, unlevered free cash flow and adjusted unlevered free cash flow facilitate period-to-period comparisons of liquidity. We consider free cash flow, unlevered free cash flow and adjusted unlevered free cash flow to be important measures because they measure the amount of cash we generate and reflect changes in working capital.

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses. We define non-GAAP cost of revenue and non-GAAP operating expenses as GAAP cost of revenue and GAAP operating expenses, respectively, excluding the impact of stock-based compensation, transaction costs, sponsor costs, impairment charges, other non-recurring costs, and amortization of acquisition-related intangibles that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Gross Profit; Non-GAAP Gross Profit Margin. We define non-GAAP gross profit as gross profit excluding the impact of stock-based compensation, transaction costs, impairment of leased properties, other non-recurring costs, amortization of acquisition-related intangibles, and fair value adjustments to deferred revenue in connection with purchase accounting that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP Gross Profit Margin is defined as Non-GAAP gross profit divided by ACR.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the first quarter of 2023 and for the full year ending December 31, 2023, the Company’s growth, customer demand and application adoption, the Company’s research and development efforts and future application releases, and the Company’s expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with the continued economic uncertainty, including record-high inflation, supply chain challenges, labor shortages, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession and reduced spending by customers; failure to continue our recent growth rates; risks associated with future stimulus packages approved by the U.S. federal government; our ability to acquire new customers and successfully retain existing customers; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from pandemics and the ongoing effects of the COVID-19 pandemic; our history of losses and expectation that we will not be profitable for the foreseeable future; the impact of adverse general and industry-specific economic and market conditions; failure to manage our growth effectively; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	December 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$185,954	$164,928
Accounts receivable—net	71,428	51,607
Prepaid expenses	11,120	15,475
Deferred commissions	13,390	11,418
Other current assets	3,144	3,384
Total current assets	285,036	246,812
Property and equipment, net	12,380	10,792
Right-of-use assets	13,575	18,175
Goodwill	1,266,402	1,194,221
Intangible assets, net	542,679	629,746
Noncurrent prepaid expenses	871	1,553
Deferred commissions, net of current portion	18,781	20,105
Deferred tax assets	8,143	6,477
Other assets	5,622	5,901
Total assets	$2,153,489	$2,133,782
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,792	$18,324
Accrued liabilities	28,483	28,408
Lease liabilities	7,205	6,666
Long-term debt, current	4,013	2,763
Deferred revenue	275,564	240,936
Total current liabilities	334,057	297,097
Long-term debt, net of current portion	486,471	490,500
Deferred revenue, net of current portion	13,816	14,740
Lease liabilities, net of current portion	16,610	23,678
Deferred tax liabilities	24,702	29,851
Other long-term liabilities	1,706	3,531
Total liabilities	877,362	859,397
Stockholders’ equity:
Common stock	1,429	1,407
Additional paid-in capital	1,575,600	1,539,638
Accumulated deficit	(300,902)	(266,660)
Total stockholders’ equity	1,276,127	1,274,385
Total liabilities and stockholders’ equity	$2,153,489	$2,133,782

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$114,537	$101,007	$430,661	$367,781
Professional services and other	10,189	9,586	44,533	37,580
Total revenue	124,726	110,593	475,194	405,361
Cost of revenue:
Subscription and support	38,127	36,348	146,546	148,923
Professional services and other	6,685	5,442	25,748	20,942
Total cost of revenue	44,812	41,790	172,294	169,865
Gross profit	79,914	68,803	302,900	235,496
Operating expenses:
Sales and marketing	46,801	41,686	181,744	162,544
Research and development	20,723	16,580	77,189	63,771
General and administrative	16,170	15,968	60,447	54,911
Impairment on disposal group	—	—	—	1,218
Total operating expenses	83,694	74,234	319,380	282,444
Loss from operations	(3,780)	(5,431)	(16,480)	(46,948)
Other income (expense):
Interest income	1,313	16	1,679	29
Interest expense	(8,258)	(6,182)	(24,595)	(50,360)
Other expense	3,989	(330)	(2,978)	(2,695)
Loss on extinguishment of debt	—	(22,424)	—	(22,424)
Total other income (expense), net	(2,956)	(28,920)	(25,894)	(75,450)
Loss before income taxes	(6,736)	(34,351)	(42,374)	(122,398)
Income tax benefit	1,013	13,697	8,132	33,719
Net loss and comprehensive loss	$(5,723)	$(20,654)	$(34,242)	$(88,679)
Net loss per common share, basic and diluted	$(0.04)	$(0.15)	$(0.24)	$(0.67)
Weighted-average common shares used in computing basic and diluted net loss per common share	142,643	140,531	141,815	132,387

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(5,723)	$(20,654)	$(34,242)	$(88,679)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,346	985	4,491	3,713
Amortization of intangible assets	34,522	33,684	136,717	134,003
Amortization of deferred financing costs	297	477	1,178	2,435
Impairment on disposal group	—	—	—	1,218
Loss on extinguishment of debt	—	22,424	—	22,424
Stock-based compensation	8,915	6,540	33,585	18,072
Deferred income taxes	(158)	(16,231)	(10,222)	(36,485)
Other	(3,042)	120	3,669	1,685
Changes in assets and liabilities:
Accounts receivable, net	1,903	3,386	(18,454)	(4,314)
Prepaid expenses and other assets	16,881	2,014	5,940	2,094
Deferred commissions	685	(2,762)	(648)	(8,358)
Right-of-use assets	1,250	1,177	4,888	8,729
Accounts payable and accrued liabilities	168	(596)	(2,227)	8,038
Deferred revenue	(38,383)	(31,927)	24,238	48,543
Lease liabilities	(1,474)	(1,617)	(6,817)	(6,363)
Other liabilities	(184)	(693)	(1,825)	(1,612)
Net cash provided by (used in) operating activities	17,003	(3,673)	140,271	105,143
Investing Activities:
Purchases of property and equipment	(1,342)	(1,459)	(6,321)	(4,259)
Proceeds from sale of property and equipment	2	13	43	53
Proceeds from sale of Bridge	—	—	—	46,018
Business acquisitions, net of cash acquired	(89,529)	(9,698)	(109,013)	(26,584)
Net cash provided by (used in) investing activities	(90,869)	(11,144)	(115,291)	15,228
Financing Activities:
IPO proceeds, net of offering costs paid of $5,719	—	(350)	—	259,254
Proceeds from issuance of common stock from employee equity plans	—	—	7,327	—
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,939)	(250)	(5,272)	(1,568)
Proceeds from issuance of term debt, net of discount	—	493,090	—	493,090
Distributions to stockholders	—	—	—	(930)
Repayments of long-term debt	(1,250)	(531,305)	(3,750)	(839,187)
Term Loan prepayment premium	—	(8,066)	—	(11,893)
Payments of financing costs	(19)	(937)	(19)	(937)
Net cash used in financing activities	(3,208)	(47,818)	(1,714)	(102,171)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	3,897	—	(2,153)	—
Net increase in cash, cash equivalents and restricted cash	(73,177)	(62,635)	21,113	18,200
Cash, cash equivalents and restricted cash, beginning of period	263,443	231,788	169,153	150,953
Cash, cash equivalents and restricted cash, end of period	$190,266	$169,153	$190,266	$169,153
Supplemental cash flow disclosure:
Cash paid for taxes	$68	$90	$3,102	$646
Interest paid	$8,123	$5,756	$18,073	$48,058
Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$67	$83	$67	$83

RECONCILIATIONS OF NON-GAAP MEASURES TO GAAP MEASURES

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ALLOCATED COMBINED RECEIPTS
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue	$124,726	$110,593	$475,194	$405,361
Fair value adjustments to deferred revenue in connection with purchase accounting	13	851	868	9,322
Allocated combined receipts	$124,739	$111,444	$476,062	$414,683

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP SUBSCRIPTION AND SUPPORT ALLOCATED COMBINED RECEIPTS
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Subscription and support revenue	$114,537	$101,007	$430,661	$367,781
Fair value adjustments to deferred revenue in connection with purchase accounting	13	849	867	9,095
Subscription and support allocated combined receipts	$114,550	$101,856	$431,528	$376,876

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Loss from operations	$(3,780)	$(5,431)	$(16,480)	$(46,948)
Stock-based compensation	10,856	8,063	39,779	25,785
Transaction costs(1)	4,206	2,701	9,123	9,090
Sponsor costs(2)	66	27	517	414
Impairment charges(3)	—	—	—	8,116
Other non-recurring costs(4)	630	794	3,365	3,944
Amortization of acquisition-related intangibles	34,520	33,682	136,710	133,994
Fair value adjustments to deferred revenue in connection with purchase accounting	13	851	868	9,322
Non-GAAP operating income	$46,511	$40,687	$173,882	$143,717

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net loss	$(5,723)	$(20,654)	$(34,242)	$(88,679)
Interest on outstanding debt and loss on debt extinguishment	8,257	28,605	24,591	72,775
Benefit for taxes	(1,013)	(13,697)	(8,132)	(33,719)
Depreciation	1,346	985	4,491	3,713
Amortization	2	2	7	7
Stock-based compensation	10,856	8,063	39,779	25,785
Transaction costs(1)	4,206	2,701	9,123	9,090
Sponsor costs(2)	66	27	517	414
Impairment charges(3)	—	—	—	8,116
Other non-recurring costs(4)	630	794	3,365	3,944
Effects of foreign currency transaction (gains) and losses	(4,536)	306	2,514	1,916
Amortization of acquisition-related intangibles	34,520	33,682	136,710	133,994
Fair value adjustments to deferred revenue in connection with purchase accounting	13	851	868	9,322
Adjusted EBITDA	$48,624	$41,665	$179,591	$146,678

Net loss margin	(4.6)%	(18.7)%	(7.2)%	(21.9)%
Adjusted EBITDA margin	39.0%	37.4%	37.7%	35.4%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Net cash provided by (used in) operating activities	$17,003	$(3,673)	$140,271	$105,143
Purchases of property and equipment	(1,342)	(1,459)	(6,321)	(4,259)
Proceeds from disposals of property and equipment	2	13	43	53
Free cash flow	$15,663	$(5,119)	$133,993	$100,937
Cash paid for interest on outstanding debt	8,123	5,756	18,073	48,058
Cash settled stock-based compensation	1,941	1,522	6,194	7,616
Unlevered free cash flow	$25,727	$2,159	$158,260	$156,611
Transaction costs(1)	2,215	1,003	9,474	7,444
Sponsor costs(2)	33	42	378	335
Impaired leases	609	—	2,074	7
Other non-recurring costs(5)	761	839	3,359	4,299
Adjusted unlevered free cash flow	$29,345	$4,043	$173,545	$168,696

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net loss	$(5,723)	$(20,654)	$(34,242)	$(88,679)
Stock-based compensation	10,856	8,063	39,779	25,785
Amortization of acquisition-related intangibles	34,520	33,682	136,710	133,994
Fair value adjustments to deferred revenue in connection with purchase accounting	13	851	868	9,322
Loss on extinguishment of debt	—	22,424	—	22,424
Transaction costs(1)	4,206	2,701	9,123	9,090
Sponsor costs(2)	66	27	517	414
Impairment charges(3)	—	—	—	8,116
Other non-recurring costs(4)	630	794	3,365	3,944
Effects of foreign currency transaction (gains) and losses	(4,536)	306	2,514	1,916
Tax effects of adjustments(6)	(11,652)	(17,184)	(47,989)	(53,665)
Non-GAAP net income	$28,380	$31,010	$110,645	$72,661
Non-GAAP net income per common share, basic	$0.20	$0.22	$0.78	$0.55
Non-GAAP net income per common share, diluted	$0.20	$0.22	$0.77	$0.54
Weighted average common shares used in computing basic Non-GAAP net income per common share	142,643	140,531	141,815	132,387
Weighted average common shares used in computing diluted Non-GAAP net income per common share	144,261	142,870	143,440	133,487

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Gross profit	$79,914	$68,803	$302,900	$235,496
Stock-based compensation	833	596	3,090	1,858
Transaction costs(1)	—	—	226	—
Impairment of leased properties	—	—	—	2,768
Other non-recurring costs	5	54	69	277
Amortization of acquisition-related intangibles	15,952	15,648	63,386	62,060
Fair value adjustments to deferred revenue in connection with purchase accounting	13	851	868	9,322
Non-GAAP gross profit	$96,717	$85,952	$370,539	$311,781

GAAP gross margin	64.1%	62.2%	63.7%	58.1%
Non-GAAP gross margin	77.5%	77.1%	77.8%	75.2%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$38,127	$(383)	$—	$—	$(5)	$(15,952)	$21,787
Professional services and other	6,685	(450)	—	—	—	—	6,235
Total cost of revenue	$44,812	$(833)	$—	$—	$(5)	$(15,952)	$28,022

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended December 31, 2021
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$36,348	$(247)	$—	$—	$(24)	$(15,648)	$20,429
Professional services and other	5,442	(349)	—	—	(30)	—	5,063
Total cost of revenue	$41,790	$(596)	$—	$—	$(54)	$(15,648)	$25,492

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Year Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$146,546	$(1,348)	$(135)	$—	$(33)	$(63,386)	$81,644
Professional services and other	25,748	(1,742)	(91)	—	(36)	—	23,879
Total cost of revenue	$172,294	$(3,090)	$(226)	$—	$(69)	$(63,386)	$105,523

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Year Ended December 31, 2021
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$148,923	$(899)	$—	$(1,918)	$(214)	$(62,060)	$83,832
Professional services and other	20,942	(959)	—	(850)	(63)	—	19,070
Total cost of revenue	$169,865	$(1,858)	$—	$(2,768)	$(277)	$(62,060)	$102,902

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of ACR
Operating expenses:
Sales and marketing	$46,801	$(2,888)	$(1,129)	$—	$—	$(76)	$(18,568)	$24,140	37.5%	19.4%
Research and development	20,723	(3,206)	(1,170)	—	—	(9)	—	16,338	16.6%	13.1%
General and administrative	16,170	(3,929)	(1,911)	(66)	—	(536)	—	9,728	13.0%	7.8%
Total operating expenses	$83,694	$(10,023)	$(4,210)	$(66)	$—	$(621)	$(18,568)	$50,206	67.1%	40.3%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2021
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of ACR
Operating expenses:
Sales and marketing	$41,686	$(2,122)	$(38)	$—	$—	$(82)	$(18,034)	$21,410	37.7%	19.2%
Research and development	16,580	(2,047)	(702)	(18)	—	(417)	—	13,396	15.0%	12.0%
General and administrative	15,968	(3,298)	(1,961)	(9)	—	(241)	—	10,459	14.4%	9.4%
Total operating expenses	$74,234	$(7,467)	$(2,701)	$(27)	$—	$(740)	$(18,034)	$45,265	67.1%	40.6%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2022
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of ACR
Operating expenses:
Sales and marketing	$181,744	$(11,050)	$(1,302)	$—	$—	$(705)	$(73,324)	$95,363	38.2%	20.0%
Research and development	77,189	(11,467)	(3,025)	—	—	(929)	—	61,768	16.2%	13.0%
General and administrative	60,447	(14,172)	(4,568)	(518)	—	(1,663)	—	39,526	12.7%	8.3%
Total operating expenses	$319,380	$(36,689)	$(8,895)	$(518)	$—	$(3,297)	$(73,324)	$196,657	67.1%	41.3%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2021
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Sponsor costs	Impairment charges	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of ACR
Operating expenses:
Sales and marketing	$162,544	$(6,936)	$(237)	$—	$(2,042)	$(392)	$(71,934)	$81,003	40.1%	19.5%
Research and development	63,771	(6,943)	(1,675)	(66)	(1,355)	(945)	—	52,787	15.7%	12.7%
General and administrative	54,911	(10,048)	(7,178)	(348)	(733)	(2,330)	—	34,274	13.5%	8.3%
Impairment on disposal group	1,218	—	—	—	(1,218)	—	—	—	0.3%	—
Total operating expenses	$282,444	$(23,927)	$(9,090)	$(414)	$(5,348)	$(3,667)	$(71,934)	$168,064	69.6%	40.5%

FOOTNOTES

(1) Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-close integration activities.

(2) Represents expenses incurred for services provided by Thoma Bravo and their affiliates.

(3) Includes impairment charges as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Impairment on Bridge disposal group	$—	$—	$—	$1,218
Impairment of leased properties	—	—	—	6,898
Total impairment charges	$—	$—	$—	$8,116

(4) Includes other non-recurring costs as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Professional services related to sale of Bridge	$—	$—	$—	$1,185
Loss on exit of leased properties	—	—	—	66
Contract modification fees	—	—	230	9
Employee severance	195	574	744	1,761
Workforce realignment costs	267	—	1,388	—
Other insignificant non-recurring costs	168	220	1,003	923
Total other non-recurring costs	$630	$794	$3,365	$3,944

(5) Includes other non-recurring costs paid in cash as follows (in thousands):	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Employee severance	$234	$569	$744	$1,941
Workforce realignment costs	344	—	980	153
Contract modification fees	—	—	186	—
Professional services related to sale of Bridge	—	—	—	1,208
Other insignificant non-recurring costs	183	270	1,449	997
Total other non-recurring costs paid in cash	$761	$839	$3,359	$4,299

(6) During the fourth quarter of 2022, we revised the methodology for calculating Non-GAAP Net Income (see Non-GAAP Financial Measures above for details). The table above includes the tax effects of the adjustments calculated by using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction.

For More Information:

Media Relations:
Brian Watkins
Corporate Communications
Instructure
(801) 610-9722
brian.watkins@instructure.com

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April Scee
Managing Director
ICR, Inc.
(917) 497-8992
april.scee@icrinc.com